EXHIBIT 23.2

Huddleston & Co., Inc.
Petroleum and Geological Engineers
1 Houston Center
1221 McKinney, Suite 3700
Houston, Texas 77010

PHONE (713) 209-1100 FAX (713) 752-0828

CONSENT OF HUDDLESTON & CO., INC.

As independent oil and gas consultants, we hereby consent to the references to us and our reserve reports for the years ended December 31, 2012, 2011, and 2010 in Callon's Annual Report on Form 10-K for the year ended December 31, 2012 and the incorporation by reference of our reports in the following Registration Statements:

Registration Statement (Form S-8 No. 33-90410) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-100646) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-47784) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-29537) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-29529) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-109744) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-135703) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-160223) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-176061) of Callon Petroleum Company;
Registration Statement (Form S-3 No. 333-176811) of Callon Petroleum Company.

HUDDLESTON & CO., INC.
Texas Registered Engineering Firm F-1024

/s/Peter D. Huddleston
Peter D. Huddleston, P.E.
President

Houston, Texas
March 14, 2013